Exhibit 99.1

Corporate News

FOR RELEASE AT 4:05PM ET NOVEMBER 9, 2015

Arotech Reports Third Quarter and Year-To-Date 2015 Results

Ann Arbor, Michigan – November 9, 2015 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for its quarter and nine months ended September 30, 2015.

Third Quarter 2015 Financial and Business Highlights:
•	Total revenues of $23.3 million versus $24.8 million for the same time last year and $21.6 million from the prior quarter
•	Adjusted EPS of $0.03 versus $0.07 for the same time last year and $(0.04) from the prior quarter
•	Adjusted EBITDA of $1.5 million compared to $2.6 million for the same time last year and $(200,000) from the prior quarter
•	Backlog of orders as of September 30, 2015 totaled approximately $61.1 million versus $74.1 million for the same time last year and $58.7 million from the prior quarter
•	Implemented cost reduction initiatives to increase operational efficiencies in the company’s Power Systems Division
•	Simulation Division awarded five new contracts for the company’s MILO Theater Product

“We took specific and targeted actions during the third quarter to implement important changes that should produce significant improvement and improved profitability and that are aligned with our strategy and support our long-term outlook for the business,” commented Steven Esses, Arotech’s President and CEO. “We added to our backlog, reduced our staffing-related expenses, instituted performance metrics and controls and continued our investment in feature-rich product enhancements to support our pursuit of opportunities outside of our core customer base.”

“Our simulation and training business again generated strong margins as we deliver on a number of new customer deployments and follow-on orders,” Esses added. “The MILO Range Theater system, which provides a fully immersive training environment, continues to gain traction in the market. At the same time, we expect our focus on improving efficiencies, growing the revenue base, and right-sizing overheads to improve the performance of our Power Systems division and enhance operational efficiency, will lead to improved financial results going into 2016.”

“Demand for our advanced simulation and training solutions and more effective power systems remains strong,” Esses continued. “We are creating new products, expanding our pipeline of new opportunities and better aligning our cost structure, which we believe will position us to meet market demands, grow our business and bring improved profitability. We believe we have the right team in place, and an offering which is resonating in the market to drive improved financial results.”

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Third Quarter Financial Summary

Revenues for the third quarter were $23.3 million, compared to $24.8 million for the comparable period in 2014. The year-over-year decrease was driven by unexpected program delays on existing orders in the Power Systems division and delays of new orders that have shifted to future quarters.

Gross profit for the quarter was $7.0 million, or 30.2% of revenues, compared to $8.0 million, or 32.3% of revenues, for the prior year period.

Operating income for the third quarter of 2015 was $94,000, compared to $1.2 million for the corresponding period in 2014. Operating expenses in the quarter were $6.8 million in the third quarter of 2014 compared to $6.9 million this year. The Power Systems division incurred $60,000 in costs related to the consolidation of its operations in its South Carolina facility during the third quarter of 2015.

Total other income for the third quarter of 2015 was a loss of $(106,000) compared to a gain of $59,000 for the corresponding period in 2014.

The Company’s net loss for the third quarter was $(618,000), or $(0.03) per basic and diluted share, compared to net income of $379,000, or $0.02 per basic and diluted share, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for the quarter was $0.03 compared to $0.07 for the corresponding period in 2014.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the quarter was approximately $1.5 million compared to $2.6 million for the corresponding period of 2014.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Year-To-Date Financial Summary

Revenues for the first nine months were $69.2 million, compared to $75.0 million for the comparable period in 2014. The year-over-year decrease was driven, in large part, by unexpected program delays on existing orders in the Power Systems division and delays of new orders that have shifted to future quarters.

Gross profit for the first nine months was $20.2 million, or 29.1% of revenues, compared to $25.3 million, or 33.8% of revenues, for the prior year period.

The operating loss for the first nine months of 2015 was $(2.4) million, compared to operating income of $4.8 million for the corresponding period in 2014. Operating expenses in the first nine months of 2015 increased by $2.1 million compared to the corresponding period last year, primarily due to approximately $1 million of costs incurred related to the consolidation of the Power Systems division facility in South Carolina and the year over year inclusion of UEC costs.

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Total other income for the first nine months of 2015 was $840,000 compared to $288,000 for the corresponding period in 2014. The improvement was due to the 2015 sale of the Company’s former facility in Alabama.

The Company’s net loss for the first nine months was $(3.3) million, or ($0.14) per basic and diluted share, compared to net income of $3.2 million, or $0.15 per basic and diluted share, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for the first nine months was $0.01 compared to $0.31 for the corresponding period in 2014.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first nine months was $2.9 million compared to $8.9 million for the corresponding period of 2014.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Balance Sheet Metrics

As of September 30, 2015, the Company had $11.3 million in cash and cash equivalents, as compared to December 31, 2014, when the Company had $11.5 million in cash and cash equivalents.

As of December 31, 2014, Arotech has net operating loss carryforwards for U.S. federal income tax purposes of $35.0 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. The Company accrued $387,000 in non-cash tax expenses in the third quarter of 2015, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.

As of September 30, 2015, the Company had total debt of $23.6 million, consisting of $5.8 million in short-term bank debt under its credit facility and $17.8 million in long-term loans. This is in comparison to December 31, 2014, when the Company had total debt of $21.3 million, consisting of negligible short-term debt and $21.3 million in long-term loans.

The Company also had $6.6 million in available, unused bank lines of credit with its primary bank as of September 30, 2015, under a $15.0 million credit facility through its FAAC subsidiary, which was secured by the assets of the Company’s U.S. subsidiaries and guaranteed by Arotech.

The Company had a current ratio (current assets/current liabilities) of 2.0, compared with the December 31, 2014 current ratio of 2.0.

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Conference Call

The Company will host a conference call today, Monday, November 9, 2015 at 4:30 pm Eastern Time, to review the company’s financial results and business outlook.

To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:

US:  1-888-455-2260

International: + 1-719-325-2144

The conference call will also be broadcasted live as a listen-only webcast on the investor relations section of Arotech’s website at http://www.arotech.com/.

The online webcast will be archived on the Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-870-5176 within the U.S. and 1-858-384-5517 internationally. The telephonic playback will be available beginning at 7:30 pm Eastern time on Monday, November 9, 2015, and continue through 11:59 pm Eastern time on Monday, November 16, 2015. The replay passcode is 6901429.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced battery solutions, innovative energy management and power distribution technologies, and zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Investor Relations Contacts:

Brett Maas / Rob Fink
Hayden IR
(646) 536.7331 / (646) 415.8972
ARTX@haydenir.com

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CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,260,996	$11,528,212
Trade receivables	16,173,719	17,595,811
Unbilled receivables	10,701,463	15,937,060
Other accounts receivable and prepaid	1,524,401	1,155,548
Inventories	9,974,354	9,811,783
TOTAL CURRENT ASSETS	49,634,933	56,028,414
LONG TERM ASSETS:
Property and equipment, net	6,327,377	6,462,949
Other long term assets	5,256,257	4,985,400
Intangible assets, net	9,904,923	11,840,365
Goodwill	45,371,250	45,422,219
TOTAL LONG TERM ASSETS	66,859,807	68,710,933
TOTAL ASSETS	$116,494,740	$124,739,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,833,501	$6,772,082
Other accounts payable and accrued expenses	5,093,817	9,105,214
Current portion of long term debt	4,355,436	4,380,730
Short term bank credit	5,760,000	33,238
Deferred revenues	5,204,867	7,826,178
TOTAL CURRENT LIABILITIES	25,247,621	28,117,442
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	7,406,330	7,051,630
Long term portion of debt	13,417,500	16,934,360
Other long-term liabilities	7,042,147	6,280,467
TOTAL LONG-TERM LIABILITIES	27,865,977	30,266,457
TOTAL LIABILITIES	53,113,598	58,383,899
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	63,381,142	66,355,448
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$116,494,740	$124,739,347

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CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(U.S. Dollars, except share data)

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014
Revenues	$69,160,381	$74,995,339	$23,289,448	$24,783,353

Cost of revenues	49,005,379	49,682,017	16,254,419	16,775,556
Research and development expenses	3,288,003	2,857,144	943,189	925,186
Selling and marketing expenses	3,810,662	4,180,519	1,187,872	1,202,966
General and administrative expenses	13,165,943	11,606,038	4,089,442	3,799,772
Amortization of intangible assets	2,286,384	1,828,635	720,117	867,452
Total operating costs and expenses	71,556,371	70,154,353	23,195,039	23,570,932

Operating income	(2,395,990)	4,840,986	94,409	1,212,421

Other income	839,772	288,252	(105,709)	58,831
Financial expenses, net	(887,771)	(1,098,755)	(316,766)	(416,107)
Total other (income) expense	(47,999)	(810,503)	(422,475)	(357,276)
Income from continuing operations before income tax expense	(2,443,989)	4,030,483	(328,066)	855,145

Income tax expense	899,629	855,178	289,905	476,617
Income from continuing operations	(3,343,618)	3,175,305	(617,971)	378,528
Loss from discontinued operations, net of income tax	–	–	–	–
Net income	(3,343,618)	3,175,305	(617,971)	378,528

Other comprehensive income, net of income tax
Foreign currency translation adjustment	(106,019)	(648,740)	(489,365)	(749,849)
Comprehensive income	$(3,449,637)	$2,526,565	$(1,107,336)	$(371,321)

Basic net income per share – continuing operations	$(0.14)	$0.15	$(0.03)	$0.02
Basic net income/loss per share – discontinued operations	$–	$–	$–	$–
Basic net income per share	$(0.14)	$0.15	$(0.03)	$0.02

Diluted net income per share – continuing operations	$(0.14)	$0.15	$(0.03)	$0.02
Diluted net income/loss per share – discontinued operations	$–	$–	$–	$–
Diluted net income per share	$(0.14)	$0.15	$(0.03)	$0.02
Weighted average number of shares used in computing basic net income/loss per share	23,452,773	20,998,023	23,684,904	23,137,808
Weighted average number of shares used in computing diluted net income/loss per share	23,452,773	21,600,763	23,684,904	23,740,548

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Reconciliation of Non-GAAP Financial Measure – Continuing Operations

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014
Net income (GAAP measure)	$(3,343,618)	$3,175,302	$(617,971)	$378,528
Add back:
Financial expense – including interest	942,999	810,503	422,475	357,276
Income tax expenses	899,629	855,178	289,905	476,617
Depreciation and amortization expense	3,662,420	2,945,234	1,179,936	1,289,709
Other adjustments*	1,601,640	1,160,644	258,760	143,930
Armor building sale	(895,000)	–	–	–
Total adjusted EBITDA	$2,868,070	$8,946,861	$1,533,105	$2,646,060

*     Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014

Revenue (GAAP measure)	$69,160	$74,995	$23,289	$24,783
Net (Loss)/ Income (GAAP measure)	$(3,344)	$3,175	$(618)	$379
Adjustments:
Amortization	2,286	1,829	720	867
Stock compensation	476	393	141	136
Non-cash taxes	687	548	387	248
Transition and Acquisition costs	1,126	767	118	8
Armor building sale	(895)	–	–	–
Net adjustments	$3,680	$3,537	$1,366	$1,259
Adjusted Net Income	$336	$6,712	$748	$1,638
Number of shares	23,453	21,601	23,685	23,741
Adjusted EPS	$0.01	$0.31	$0.03	$0.07

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